EXHIBIT 23



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-83958, dated September 14, 1994, and the Company's previously filed Registration Statement No. 33-86354, dated November 14, 1994



/s/ Arthur Andersen LLP

St. Louis, Missouri
November 20, 1997